                                                                  Exhibit 11.1

                          AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (in thousands except per share amount)

                                                       Three Months Ended                Six Months Ended
                                                            June 30,                         June 30,
                                                -------------------------------    ----------------------------
                                                   1996                1995            1996            1995
                                                ------------       ------------    ------------    ------------
Primary Earnings Per Share:

Computation for Statements of Income:
  Income before extraordinary items . . . . .   $     29,522       $     20,873    $     43,249    $     26,083
  Extraordinary items . . . . . . . . . . . .         (1,105)              --            (1,105)           --
                                                ------------       ------------    ------------    ------------
  Net income applicable to common stock . . .   $     28,417       $     20,873    $     42,144    $     26,083
                                                ============       ============    ============    ============
  Weighted average number of common shares
    outstanding . . . . . . . . . . . . . . .     45,234,356         45,166,676      45,407,584      45,166,317
Assumed exercise of stock options and
  warrants (a)  . . . . . . . . . . . . . . .      3,996,975               --         4,062,908            --
                                                ------------       ------------    ------------    ------------
  Weighted average number of common shares
  outstanding as adjusted . . . . . . . . . .     49,231,331         45,166,676      49,470,492      45,166,317
                                                ============       ============    ============    ============
Primary earnings per common share:
  Income before extraordinary items . . . . .   $       0.60       $       0.46    $       0.87    $       0.58
  Extraordinary item  . . . . . . . . . . . .          (0.02)               --            (0.02)           --
                                                ------------       ------------    ------------    ------------
  Net income  . . . . . . . . . . . . . . . .   $       0.58       $       0.46    $       0.85    $       0.58
                                                ============       ============    ============    ============

  Income before extraordinary items . . . . .                                                      $     26,083
  Extraordinary item  . . . . . . . . . . . .
  Adjustment for interest on debt reduction,
    net of taxes  . . . . . . . . . . . . . .                                                             2,069
                                                                                                   ------------
  Net income applicable to common stock . . .                                                      $     28,152
                                                                                                   ============
  Weighted average number of common shares
    outstanding . . . . . . . . . . . . . . .                                                        45,166,317
  Assumed exercise of stock options and
    warrants (a)  . . . . . . . . . . . . . .                                                         2,852,951
                                                                                                   ------------
  Weighted average number of common shares
    outstanding as adjusted . . . . . . . . .                                                        48,019,268
                                                                                                   ============
Primary earnings per common share:
  Income before extraordinary item  . . . . .                                                      $       0.59
  Extraordinary item  . . . . . . . . . . . .                                                              --
                                                                                                   ------------
  Net income  . . . . . . . . . . . . . . . .                                                      $       0.59(b)
                                                                                                   ============

                                                                  Exhibit 11.1

                          AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (in thousands except per share amount)

                                                       Three Months Ended              Six Months Ended
                                                            June 30,                       June 30,
                                                  ----------------------------   ----------------------------
                                                     1996             1995           1996            1995
                                                  ------------    ------------   ------------    ------------
Fully Diluted Earnings Per Share:
Computation for Statements of Operations:
  Income before extraordinary items . . . . .     $     29,522    $     20,873   $     43,249    $     26,083
  Extraordinary item  . . . . . . . . . . . .           (1,105)           --           (1,105)           --
  Adjustment for interest on debt reduction,
    net of taxes  . . . . . . . . . . . . .               --               579           --             1,676
                                                  ------------    ------------   ------------    ------------
  Net income applicable to common stock . .       $     28,417    $     21,452   $     42,144    $     27,759
                                                  ============    ============   ============    ============
  Weighted average number of common shares
    outstanding . . . . . . . . . . . . . .         45,234,356      45,166,676     45,407,584      45,166,317
  Assumed exercise of stock options and
    warrants (a)  . . . . . . . . . . . . .          4,285,921       2,917,927      4,681,372       2,852,951
                                                  ------------    ------------   ------------    ------------
  Weighted average number of common shares
    outstanding as adjusted . . . . . . . .         49,520,277      48,084,603     50,088,956      48,019,268
                                                  ============    ============   ============    ============

Fully diluted earnings per common share:
  Income before extraordinary item  . . . .       $       0.60    $       0.45   $       0.86    $       0.58
  Extraordinary item  . . . . . . . . . . .              (0.02)           --            (0.02)           --
                                                  ------------    ------------   ------------    ------------
  Net income  . . . . . . . . . . . . . . .       $       0.58    $       0.45   $       0.84    $       0.58
                                                  ============    ============   ============    ============

  (a)      The stock options and warrants are included only in the periods in which they are dilutive.

  (b)      The calculation is submitted in accordance with Regulation S-K Item
             601 (b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.